SUBSIDIARIES OF THE REGISTRANT


                              Jurisdiction of Incorporation        Name Under Which
 Name                                   of Origination           Business is Conducted
 ----                                   --------------           ---------------------

 First Carnegie Deposit                United States                      (1)

 Fedcar, Inc. (2)                      Pennsylvania                       (1)

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(1)  Same as corporate name
(2)  Subsidiary of First Carnegie Deposit.